UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023 (March 15, 2023)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3104 E Camelback Rd #2137 Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 15, 2023, the Company prepared a Company Presentation that it plans to present to potential and existing investors.  A copy of this Company Presentation is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The Company Presentation is also posted on the Company’s website, at www.singlepoint.com.

The information in this Report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

The following documents are filed as Exhibits:

Exhibit	Description

99.1	Company Presentation dated March 15, 2023.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Furnished as an Exhibit pursuant to Item 7.01 hereof.

2

SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: March 15, 2023	By:	/s/ William Ralston
William Ralston
Chief Executive Officer

3